1235 Water Street           Exhibit 99.1
East Greenville, PA 18041
Tel 215 679-7991
Press Release
Knoll Reports Strong Third Quarter Results
•Q3 sales grew 8.8% versus prior year
•Muuto acquisition continues to deliver torrid top and bottom-line growth
•After the acquisition of Fully, leverage continues to sequentially decline
EAST GREENVILLE, PA, October 23, 2019 -- Knoll, Inc. (NYSE: KNL), a leading designer and manufacturer of furnishings, textiles and fine leathers for the workplace and home, today announced results for the third quarter ended September 30, 2019.
"We delivered another strong quarter of top and bottom line growth led by further share gain in the workplace from both organic investments and past acquisitions like Muuto that have strengthened our position in the fastest growing ancillary areas of the office," noted Knoll Chairman and CEO, Andrew Cogan. "The combination of favorable mix from the growth of our high margin Lifestyle businesses coupled with progress on our lean initiatives and continuous improvement work in our Office segment resulted in the best gross margin performance in over 5 years and the strongest adjusted EBITDA margins since the fourth quarter of 2016."
Third Quarter Results

Dollars in Millions, Except Per Share Data	Three Months Ended September 30,
	2019	2018	Change
Net Sales	$356.5	$327.7	8.8%
Gross Profit	140.4	122.8	14.4%
Gross Profit %	39.4%	37.5%	190 bps
Operating Profit	36.7	32.9	11.4%
Operating Profit %	10.3%	10.0%	30 bps
Adjusted Operating Profit (1)	39.7	36.9	7.7%
Adjusted Operating Profit % (1)	11.1%	11.3%	(20) bps
Net Earnings	17.5	20.3	(13.9)%
Net Earnings %	4.9%	6.2%	(120) bps
Adjusted Net Earnings (1)	27.4	23.7	15.7%
Adjusted EBITDA (1)	52.4	47.2	11.1%
Adjusted EBITDA % (1)	14.7%	14.4%	30 bps
Diluted EPS	$0.35	$0.41	(14.6)%
Adjusted Diluted EPS (1)	$0.55	$0.48	14.6%
(1)See Reconciliation of Non-GAAP Financial Measures below.

Net sales were $356.5 million for the third quarter of 2019, an increase of 8.8%, from the third quarter of 2018. Net sales for the Office segment were $219.1 million during the third quarter of 2019, an increase of $18.5 million, or 9.2%, compared to the third quarter of 2018. The increase was driven primarily by investments in expanding our height adjustable table offerings and improved office system products, continued growth in conference room solutions and the addition of Fully, a recently completed acquisition. Net sales for the Lifestyle segment were $137.4 million during the third quarter of 2019, an increase of $10.3 million, or 8.2%, compared with the third quarter of 2018. Sales growth was led by strong growth at Muuto and increased crossover sales in commercial workplace settings.
Gross margin for the third quarter of 2019 was 39.4%, an increase of 190 basis points compared to 37.5% in the prior year. The increase in gross margin was primarily the result of increased volume, continuous improvement initiatives and price realization, partially offset by year-over-year material inflation and tariffs.
Operating expenses were $103.7 million for the third quarter of 2019, or 29.1% of net sales, compared to $89.9 million, or 27.4% of net sales, for the third quarter of 2018. Operating expenses in the third quarter of 2019 included acquisition related amortization of acquired intangible assets of $2.1 million and customary acquisition related expenses of $0.3 million. Operating expenses in the third quarter of 2019 also included debt refinancing fees of $0.5 million and restructuring charges of $0.1 million. Excluding these items, adjusted operating expenses were $100.7 million for the third quarter of 2019, or 28.3% of net sales, compared to $85.9 million, or 26.2% of net sales in the third quarter of 2018. The increase in adjusted operating expenses was related primarily to higher commissions and selling expenses from increased volume, and strategic investments in information technology infrastructure, showrooms, and marketing and product development initiatives.
During the third quarter of 2019, interest expense was $5.5 million, an increase of $0.5 million compared to the third quarter of 2018. In spite of the $35.0 million incremental debt to fund the Fully acquisition, the Company reduced leverage from 2.42x in the second quarter of 2019 to 2.33x in the third quarter of 2019. In the third quarter, the Company completed an amendment and extension of its credit facility. The maturity date was extended to August 2024, and reduced the pricing of borrowings under its term loan and revolving credit facility, as well as unused capacity. All other terms remained consistent. In connection with the amendment and extension, the Company recognized a $0.4 million loss on extinguishment of debt.
Other expense was $7.3 million during third quarter of 2019 compared to other expense of $0.4 million in the prior year. During the third quarter of 2019, the Company initiated payouts for the termination of the Company's pension plan for bargaining unit employees. The termination resulted in a settlement charge of $8.4 million as a result of the purchase of annuities to liquidate the plan. In addition, the Company incurred a settlement charge of $1.4 million in connection with cash payments of lump sum elections. The Company intends to finalize the termination of the bargaining unit plan and expects to realize additional pension settlement charges during the fourth quarter of 2019. Pension settlement charges of $0.6 million in the third quarter of 2018 resulted from cash payments of lump sum elections. Excluding pension settlement charges, other income increased $2.3 million compared to the third quarter of 2018, due primarily to foreign exchange gains driven by the appreciation of the US dollar against the Danish Krone.
Net earnings for the third quarter of 2019 were $17.5 million, or $0.35 per diluted share, compared to $20.3 million, or $0.41 per diluted share, for the third quarter of 2018. Excluding the impact of acquisition related expenses, debt refinancing fees, restructuring charges and pension settlement charges, adjusted net earnings for the third quarter of 2019 were $27.4 million, or $0.55 per adjusted diluted share, compared to $23.7 million, or $0.48 per adjusted diluted share for the third quarter of 2018.

The effective tax rate was 25.4% for the third quarter of 2019, compared to 26.1% for the third quarter of 2018. The mix of pretax income and the varying effective tax rates in the countries and states in which we operate directly affects our consolidated effective tax rate.
Capital expenditures for the third quarter of 2019 totaled $10.5 million compared to $5.3 million in the prior year. The Company paid a quarterly dividend of $8.4 million, or $0.17 per share in the third quarter of 2019 compared to a quarterly dividend of $7.3 million, or $0.15 per share in the third quarter of 2018.
Business Segment Results
The Company has two reportable segments: Office and Lifestyle. The Office reportable segment is comprised of the operations of the Office operating segment. The Lifestyle reportable segment is an aggregation of the Lifestyle, Europe, and Muuto operating segments. All unallocated expenses are included within Corporate.
The Office segment includes a complete range of workplace products that address diverse workplace planning paradigms in North America and Europe. These products include: systems furniture, seating, storage, tables, desks and accessories as well as the international sales of our Office products. The Office segment includes DatesWesier and Fully. DatesWeiser is known for its sophisticated meeting and conference tables and credenzas, sets a standard of design, quality and technology integration. Fully is an ecommerce furniture brand selling height-adjustable desks, ergonomic chairs and accessories principally for individual home offices and small businesses.
The Lifestyle segment includes KnollStudio®, HOLLY HUNT®, Muuto, KnollTextiles®, Spinneybeck® (including Filzfelt®), and Edelman® Leather. KnollStudio products, which are distributed in North America and Europe, include iconic seating, lounge furniture, side, cafe and dining chairs as well as conference, training and dining and occasional tables. HOLLY HUNT® is known for high quality residential furniture, lighting, rugs, textiles and leathers. The KnollTextiles®, Spinneybeck® (including Filzfelt®), and Edelman® Leather businesses provide a wide range of customers with high-quality fabrics, felt, leather and related architectural products. Muuto rounds out the Lifestyle segment with its ancillary products and affordable luxury furnishings to make the Lifestyle segment an all-encompassing “resimercial”, high-performance workplace, from uber-luxury living spaces to affordable luxury residential living.
During the first quarter of 2019, the Company changed the structure of its internal organization which caused the composition of its reportable segments to change. As a result, DatesWeiser is now a component of the Office operating segment as opposed to the Lifestyle operating segment.

The tables below present the Company’s segment information with Corporate costs excluded from operating segment results. Prior year amounts have been recast to conform to the current presentation.

	Three Months Ended September 30,
Net sales (in millions)	2019	2018
Office	$219.1	$200.6
Lifestyle	137.4	127.1
Total net sales	$356.5	$327.7

	Three Months Ended September 30,
Operating profit (in millions)	2019	2018
Office	$18.3	$15.5
Lifestyle	25.0	22.7
Corporate	(6.6)	(5.3)
Total operating profit	$36.7	$32.9

	Three Months Ended September 30,
Adjusted EBITDA (in millions)(1)	2019	2018
Office	$26.3	$23.3
Lifestyle	30.0	27.7
Corporate	(3.9)	(3.8)
Total adjusted EBITDA	$52.4	$47.2
(1) See Reconciliation of Non-GAAP Financial Measures below.

Reconciliation of Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.
The non-GAAP financial measures presented within the Company's earnings release are Adjusted Operating Expense, Adjusted Operating Profit, Adjusted Operating Profit Margin, Adjusted Net Earnings, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share. These non-GAAP measures are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.
The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific expenses in an effort to show comparable business operating results for the periods presented.
The following table reconciles Knoll, Inc. Operating Expenses to Adjusted Operating Expenses for the periods indicated.

	Three Months Ended September 30,
	2019	2018
	($ in millions)

Operating expenses	$103.7	$89.9
Less:
Acquisition related amortization	2.1	2.1
Acquisition related expenses	0.3	0.7
Restructuring charges	0.1	1.2
Debt refinancing fees	0.5	—
Adjusted operating expenses	$100.7	$85.9

The following table reconciles Knoll, Inc. Operating Profit and Operating Profit Margin to Adjusted Operating Profit and Adjusted Operating Profit Margin for the periods indicated.

	Three Months Ended September 30,
	2019	2018
	($ in millions)

Operating profit	$36.7	$32.9
Add back:
Acquisition related amortization	2.1	2.1
Acquisition related expenses	0.3	0.7
Restructuring charges	0.1	1.2
Debt refinancing fees	0.5	—
Adjusted operating profit	$39.7	$36.9
Net Sales	$356.5	$327.7
Operating Profit %	10.3%	10.0%
Adjusted Operating Profit %	11.1%	11.3%

The following tables reconcile Operating Profit and Operating Profit Margin to Adjusted EBITDA and Adjusted EBITDA Margin by business segment for the periods indicated.

	Three Months Ended September 30, 2019
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$18.3	$25.0	$(6.6)	$36.7
Add back:
Acquisition related expenses(1)	—	—	0.3	0.3
Restructuring charges	0.1	—	—	0.1
Debt refinancing fees	—	—	0.5	0.5
Depreciation and amortization	6.3	3.4	0.1	9.8
Stock compensation	0.6	1.1	1.4	3.1
Other income (expense) items	1.0	0.5	0.4	1.9
Adjusted EBITDA (loss)	$26.3	$30.0	$(3.9)	$52.4
Net sales	$219.1	$137.4	—	$356.5
Operating profit %	8.4%	18.1%	N/A	10.3%
Adjusted EBITDA %	12.0%	21.8%	N/A	14.7%
(1) Acquisition related expenses included customary acquisition related expenses in relation to the acquisition of Fully for the three months ended September 30, 2019.

	Three Months Ended September 30, 2018
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$15.5	$22.7	$(5.3)	$32.9
Add back:
Acquisition related expenses(1)	—	0.9	(0.2)	0.7
Restructuring charges	1.2	—	—	1.2
Depreciation and amortization	5.0	3.4	0.1	8.5
Stock compensation	0.5	0.6	1.2	2.3
Other income (expense) items	1.1	0.1	0.4	1.6
Adjusted EBITDA (loss)	$23.3	$27.7	$(3.8)	$47.2
Net sales	$200.6	$127.1	—	$327.7
Operating profit %	7.7%	17.9%	N/A	10.0%
Adjusted EBITDA %	11.6%	21.9%	N/A	14.4%
(1) Acquisition related expenses included an acquisition related inventory adjustment, retention agreements for key employees, and customary acquisition related expenses for the three months ended September 30, 2018.

The following table reconciles Knoll, Inc. Net Earnings and Net Earnings Margin to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated.

	Three Months Ended September 30,
	2019	2018
	($ in millions)

Net earnings	$17.5	$20.3
Add back:
Income tax expense	6.0	7.2
Interest expense(1)	5.9	5.0
Depreciation and amortization	9.8	8.5
Stock compensation	3.1	2.3
Other non-cash items	(0.6)	1.4
Acquisition related expenses	0.3	0.7
Restructuring charges	0.1	1.2
Debt refinancing fees	0.5	—
Pension settlement charge	9.8	0.6
Adjusted EBITDA	$52.4	$47.2
Net sales	$356.5	$327.7
Net earnings %	5.0%	6.2%
Adjusted EBITDA %	14.7%	14.4%
(1)Interest expense for the three months ended September 30, 2019 includes $0.4 million loss on extinguishment of debt.

The following table reconciles Knoll, Inc. Net Earnings to Adjusted Net Earnings for the periods indicated.

	Three Months Ended September 30,
	2019	2018
	($ in millions)
Knoll Inc.
Net earnings	$17.5	$20.3
Add back:
Acquisition related amortization	2.1	2.1
Acquisition related expenses	0.3	0.7
Restructuring charges	0.1	1.2
Debt refinancing fees	0.5	—
Loss on extinguishment of debt	0.4	—
Pension settlement charge	9.8	0.6
Less:
Tax effect of non-GAAP adjustments(1)	3.3	1.2
Adjusted net earnings	$27.4	$23.7
(1) Tax effect of non-GAAP adjustments was calculated using the Knoll, Inc. consolidated effective tax rate for the period.
The following table reconciles Knoll, Inc. Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the periods indicated.

	Three Months Ended September 30,
	2019	2018
Diluted earnings per share	$0.35	$0.41
Add back:
Acquisition related amortization	0.04	0.04
Acquisition related expenses	0.01	0.02
Restructuring charges	—	0.02
Debt refinancing fees	0.01	—
Loss on extinguishment of debt	0.01	—
Pension settlement charge	0.20	0.01
Less:
Tax effect of non-GAAP adjustments(1)	0.07	0.02
Adjusted diluted earnings per share	$0.55	$0.48
(1) Tax effect of non-GAAP adjustments was calculated using the Knoll, Inc. consolidated effective tax rate for the period.

The following table illustrates the computation of our bank leverage calculation in accordance with our Third Amended and Restated Credit Agreement dated January 23, 2018, and amended on August 26, 2019.

September 30, 2019
($ in millions)

Debt Levels(1)	$458.9

LTM Net Earnings(2)	$81.9

LTM Adjustments
Interest	21.8
Taxes	27.1
Depreciation and Amortization	37.4
Non-cash Items and Other(3)	28.4
LTM Adjusted EBITDA(4)	$196.6
Bank Leverage Calculation(5)	2.33
(1)Outstanding debt levels include outstanding letters of credit and guarantee obligations. Per the terms of the credit facility filed with the Securities and Exchange Commission on January 23, 2018, and amended on August 26, 2019, cash up to $15.0 million reduces the outstanding debt.
(2) LTM Net Earnings includes Fully prior to acquisition, per terms of our credit facility.
(3) Non-cash Items and Other include, but are not limited to, acquisition related expenses, restructuring charges, pension settlement charges, stock-based compensation expenses, and unrealized gains and losses on foreign exchange.
(4) LTM Adjusted EBITDA includes Fully prior to acquisition, per terms of our credit facility.
(5) Debt divided by LTM Adjusted EBITDA, as calculated in accordance with our credit facility.

Cautionary Statement Regarding Forward-Looking Information
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding our publicly announced plans for increased capital and investment spending to achieve our long-term revenue and profitability growth goals, our integration of acquired businesses, and our expectations with respect to leverage. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed furniture solutions, changes in the competitive marketplace, changes in the trends in the market for furniture or coverings, the financial strength and stability of our suppliers, customers and dealers, access to capital, our success in designing and implementing our new enterprise resource planning system, our ability to successfully integrate acquired businesses, our supply chain optimization initiatives and other risks identified in Knoll's annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.
Contacts
Investors:
Charles Rayfield
Senior Vice President and Chief Financial Officer
Tel 215 679-1703
crayfield@knoll.com

Media:
David E. Bright
Senior Vice President, Communications
Tel 212 343-4135
dbright@knoll.com

Conference Call Information
Knoll will host a conference call on Thursday, October 24, 2019 at 10:00 a.m. ET to discuss its financial results.
The call will include slides; participants are encouraged to listen to and view the presentation via webcast at http://www.knoll.com; go to “Discover Knoll” and click on “Investor Relations.”
The conference call may also be accessed by dialing:
North America (844) 778-4138
International   (661) 378-9550
Conference ID  846 1775
A replay of the webcast can be viewed by visiting the Investor Relations section of the Knoll corporate website. In addition, an audio replay of the conference call will be available through October 31, 2019 by dialing (855) 859-2056. International replay: (404) 537-3406 (Conference ID: 846 1775).
The Company also announced that it has partnered with Say, the fintech startup reimagining shareholder communications. Say directly verifies all shareholders and allows them to submit questions to the Knoll management team, who will answer a selection live on the call. With Say, Knoll expects to make its investor Q&As more transparent and engaging.
Knoll shareholders can link their brokerages through Say’s platform via say.com/qa/knoll, and securely verify their shares. Click “sign up” and follow the guided steps to verify your ownership, submit a question, and upvote other questions. Shareholders can email hello@say.com for any support inquiries.

About Knoll
Knoll, Inc. is a constellation of design-driven brands and people, working together with our clients to create inspired modern interiors. Our internationally recognized portfolio includes furniture, textiles, leathers, lighting, accessories, and architectural and acoustical elements. Our brands — Knoll Office, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck | FilzFelt, Edelman Leather, HOLLY HUNT, DatesWeiser, Muuto, and Fully — reflect our commitment to modern design that meets the diverse requirements of high performance workplaces and luxury interiors. A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian`s Cooper-Hewitt, National Design Museum, Knoll, Inc. is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve the Leadership in Energy and Environmental Design (LEED) workplace certification. Our products can also help clients comply with the International Living Future Institute to achieve Living Building Challenge Certification, and with the International WELL Building Institute to attain WELL Building Certification. Knoll, Inc. is the founding sponsor of the World Monuments Fund Modernism at Risk program.

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net sales	$356.5	$327.7	$1,056.6	$947.6
Cost of sales	216.1	204.9	651.7	597.8
Gross profit	140.4	122.8	404.9	349.8
Selling, general, and administrative expenses	103.6	88.7	304.9	267.0
Restructuring charges	0.1	1.2	0.2	2.6
Operating profit	36.7	32.9	99.8	80.2
Loss on extinguishment of debt	0.4	—	0.4	1.4
Pension settlement charge	9.8	0.6	10.4	5.2
Interest expense	5.5	5.0	16.2	14.4
Other income, net	(2.5)	(0.2)	(4.1)	(7.0)
Income before income tax expense	23.5	27.5	76.9	66.2
Income tax expense	6.0	7.2	19.8	17.5
Net earnings	17.5	20.3	57.1	48.7

Earnings per share:
Basic	$0.36	$0.42	$1.17	$1.00
Diluted	$0.35	$0.41	$1.16	$0.99

Weighted-average shares outstanding:
Basic	48,873,186	48,694,438	48,834,737	48,641,595
Diluted	49,573,706	49,231,376	49,359,812	49,189,592

KNOLL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8.3	$1.6
Customer receivables, net	111.2	120.2
Inventories, net	192.6	170.5
Prepaid and other current assets	29.8	39.3
Total current assets	341.9	331.6
Property, plant, and equipment, net	223.5	215.0
Goodwill and intangible assets, net	685.4	674.7
Right-of-use lease asset	96.8	—
Other non-current assets	6.8	5.6
Total assets	$1,354.4	$1,226.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$17.0	$17.2
Accounts payable	122.1	126.7
Current portion of lease liability	23.2	—
Other current liabilities	132.5	128.9
Total current liabilities	294.8	272.8
Long-term debt	440.8	443.9
Lease liability	87.3	—
Other non-current liabilities	125.4	123.7
Total liabilities	948.3	840.4
Total shareholders' equity	406.1	386.5
Total liabilities and shareholders' equity	$1,354.4	$1,226.9

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018

Net earnings	$57.1	$48.7
Cash provided by operating activities	98.1	33.7
Cash used in investing activities	(63.3)	(329.3)
Cash (used in) provided by financing activities	(28.0)	259.9
Effect of exchange rate changes on cash and cash equivalents	(0.1)	10.8
Increase (decrease) in cash and cash equivalents	6.7	(24.9)
Cash and cash equivalents at beginning of period	1.6	2.2
Cash and cash equivalents at end of period	$8.3	$7.3